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                                                                   Exhibit 10.65
                                                                   -------------
                    STOCK RESTRICTION AND RIGHTS AGREEMENT
                    --------------------------------------

     This Agreement dated as of the 9th day of July, 1997 is entered into by and between Synbiotics Corporation, a California corporation ("Synbiotics"), and Rhone Merieux S.A.S., a French societe par actions simplifiee ("RM").

     WHEREAS, Synbiotics, RM and others have entered into a Stock Purchase Agreement dated May 14, 1997, under which Synbiotics will acquire the veterinary diagnostics business of RM outside the United States and Canada (the "Purchase Agreement"); and

     WHEREAS, in accordance with the Purchase Agreement, Synbiotics will issue to RM on the date hereof certain unregistered shares of Synbiotics Common Stock (the "Shares"); and

     WHEREAS, Synbiotics wishes to obtain from RM certain representations and warranties with respect to its acquisition of the Shares and an undertaking not to increase the number of shares of Synbiotics Common Stock it will own; and

     WHEREAS, RM desires to obtain certain registration rights with respect to the Shares and Synbiotics desires to grant such rights; and

     WHEREAS, Synbiotics and RM desire to grant and receive certain purchase options with respect to the Shares.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Act" shall mean the United States Securities Act of 1933, as amended.
     -----

     "Affiliate" shall have the meaning set forth in the Act.
      ---------

     "Common Stock" shall mean the common stock of Synbiotics Corporation, no
     --------------
par value.

     "Form S-1" shall mean such form under the Act as in effect on the date
     ----------
hereof or any registration form under the Act subsequently adopted by the SEC to replace it.

     "Form S-3" shall mean such form under the Act as in effect on the date
     ----------
hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Synbiotics with the SEC.

     "1934 Act" shall mean the United States Securities Exchange Act of 1934, as
     -----------
amended.

     "Registration Statement" means a Registration Statement filed by Synbiotics
     ------------------------
with the SEC for a public offering and sale of Common Stock (other than a Registration Statement on Form S-8 or Form S-4, or their successors or any other form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Registrable Securities" means (i) the Common Stock issued to RM pursuant
     ------------------------
to the Purchase Agreement, and (ii) any Common Stock of Synbiotics issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement

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of the shares referenced in (i) above. Such Common Stock shall cease to be
Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144 or otherwise under the Act and the Rules and Regulations adopted thereunder or (ii) upon any sale or other transfer in any manner to a person or entity which, by virtue of Section 10 of this Agreement, is not entitled to the rights provided by this Agreement.

     "SEC" shall mean the United States Securities and Exchange Commission.
     -----

2.   REGISTRATION RIGHTS.
     -------------------

     Synbiotics covenants and agrees as follows:

     2.1  Required Registrations.
          ----------------------

          (a) At any time after the date hereof, RM may request, in writing, that Synbiotics effect a one-time registration of all or a portion of its Registrable Securities having an aggregate offering price of at least U.S.
$1,000,000 (based on the then current public market price).   Thereupon,
Synbiotics shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or, if Synbiotics is not then permitted to effect the registration on Form S-3, on Form S-1 or another permitted form) of all Registrable Securities which Synbiotics has been requested to so register. RM agrees that any registration effected in accordance with this Section 2.1 shall be conducted as a firm commitment underwritten offering by an underwriter approved in writing by Synbiotics, such approval not to be unreasonably withheld.

          (b) Synbiotics shall not be required to effect more than one (1) registration pursuant to paragraph (a) above for the duration of this Agreement.

          (c) If at the time of the request to register Registrable Securities pursuant to this Section 2.1, Synbiotics is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which RM may include Registrable Securities pursuant to Section 2.2 or is engaged in any transaction which, in the good faith determination of Synbiotics' Board of Directors, would be adversely affected by the requested registration to the material detriment of Synbiotics because Synbiotics would be required to disclose such transaction at a time when doing so would, in the opinion of Synbiotics' Board of Directors, adversely affect the successful outcome of such transaction, then Synbiotics may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

     2.2  Incidental Registration.  If (but without any obligation to do so)
          -----------------------
Synbiotics proposes to register under a Registration Statement any Common Stock in connection with the public offering of such securities solely for cash, Synbiotics shall, at such time, promptly give RM written notice of such registration. Upon the written request of RM given within twenty (20) days after mailing of such notice by Synbiotics, Synbiotics shall, subject to the provisions of Section 2.6, cause to be registered under the Act all of the Registrable Securities that RM has requested to be registered.

     2.3  Obligations of Synbiotics.  Whenever required under this Section 2 to
          -------------------------
effect the registration of any Registrable Securities, Synbiotics shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective.

          (b) Upon the request of RM, keep the Registration Statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period RM refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Synbiotics, and (ii) in case the Registrable Securities intended to be offered on a continuous or delayed basis (pursuant to a registration statement form which permits sales on a continuous or delayed basis), such 120-day

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period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the Registration Statement.

          (c) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement.

          (d) Furnish to RM such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as RM may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (e) Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue sky laws of such United States jurisdictions as shall be reasonably requested by RM; provided that Synbiotics shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. RM shall also enter into and perform its obligations under such agreement.

          (g) Notify RM at any time of the happening of any event as a result of which the prospectus relating to the Registrable Securities included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (h) Cause all such Registrable Securities registered pursuant to such Registration Statement to be listed on each securities exchange or Nasdaq market on which similar securities issued by Synbiotics are then listed.

          (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     2.4  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of Synbiotics to take any action pursuant to this Section 2 with respect to the Registrable Securities that RM furnish to Synbiotics such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     2.5  Expenses of Synbiotics Registration.  Synbiotics shall bear and pay
          -----------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 2.1 and 2.2, including (without limitation) all registration, filing, Nasdaq or exchange listing, and qualification fees, blue sky filing fees, special audits, printer and accounting fees relating or apportionable thereto, the fees and disbursements of counsel for Synbiotics (and, if RM in its reasonable discretion deems the joint representation of Synbiotics and RM, as a selling shareholder, to be inappropriate, or if Synbiotics' counsel does not make itself available for this purpose, up to $40,000 in fees and expenses of special counsel to RM) ("Registration Expenses") but excluding underwriting discounts and commissions relating to Registrable Securities. Notwithstanding the foregoing, if a registration under Section 2.1 is withdrawn at the request of RM (other than as a result of information concerning the business or financial condition of Synbiotics which is made known to RM after the date on which such registration was

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

requested) and if RM elects not to have such registration counted as a registration requested under Section 2.1, RM shall pay the Registration Expenses of such registration.

     2.6  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares of Synbiotics capital stock, Synbiotics shall not be required under either Section 2.1 or 2.2 to include any of RM's securities in such underwriting unless RM accepts the terms of the underwriting as agreed upon between Synbiotics and the underwriters selected or approved by it (or by other persons entitled to select the underwriters), and then, with respect to an offering under Section 2.2 hereof, only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Synbiotics. If the total amount of securities, including
Registrable Securities, requested by shareholders holding registration rights to be included in such offering exceeds the amount (in addition to the shares being offered by Synbiotics) that the underwriters determine in their sole discretion is compatible with the success of the offering, then Synbiotics shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. RM shall have the right, subject to the rights of any shareholders who have registration rights under the Investor's Rights Agreement dated October 25, 1996 between Synbiotics and SR One, Limited, to have all of the Registrable Securities included in the offering, and shall not be required to participate on a pro-rata basis with other selling shareholders requesting inclusion of their shares in the offering; provided that, unless otherwise agreed by Synbiotics, the number of shares
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included by Synbiotics in such offering shall not be reduced below fifty percent
(50%) of the total number of shares included in such offering.

     2.7  Delay of Registration.  RM shall not have any right to obtain or seek
          ---------------------
an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.8  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a Registration Statement under this Section 2:

          (a) To the extent permitted by law, Synbiotics will indemnify and hold harmless RM, any underwriter (as defined in the Act) for RM and each person, if any, who controls RM or such underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by Synbiotics of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and Synbiotics will pay to RM, its underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Synbiotics (which consent shall not be unreasonably withheld), nor shall Synbiotics be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by RM, its underwriter or controlling person.

          (b) To the extent permitted by law, RM will indemnify and hold harmless Synbiotics, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Synbiotics within the meaning of the Act, any underwriter, any other shareholder selling securities in such Registration Statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in

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

reliance upon and in conformity with written information furnished by RM expressly for use in connection with such registration; and RM will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of RM, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.8(b) exceed the gross proceeds from the offering received by RM.

          (c) Promptly after receipt by an indemnified party under this Section
2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. Each indemnified party shall provide all reasonable cooperation in defense of the action.

          (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering hereunder are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of Synbiotics and RM under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2.

     2.9  "Market Stand-Off" Agreement.  RM hereby agrees that, during the
          ----------------------------
period of duration specified by Synbiotics and an underwriter of Common Stock or other securities of Synbiotics, following the effective date of a Registration Statement of Synbiotics filed under the Act, neither RM nor any of RM's affiliates, to the extent requested by Synbiotics and such underwriter, shall directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Synbiotics held by it at any time during such period except Common Stock included in such Registration Statement; provided, however, that:

          (a) all officers, directors and Affiliates of Synbiotics and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

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

          (b) such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, Synbiotics may impose stop-transfer instructions with respect to the Registrable Securities of RM (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2.10 Rule 144.  RM shall have no right to request registration or inclusion
          --------
in any Registration Statement pursuant to this Section 2 with respect to any Registrable Securities that RM could immediately sell pursuant to Rule 144 under the Act.

     2.11 Allocation of Proceeds.  In the event that at any time prior to the
          ----------------------
fourth anniversary of this Agreement RM sells Shares in a private sale (except when such sale is initiated and arranged by RM) or pursuant to a Registration Statement, the parties agree that if the price per share received by RM is greater than five US Dollars (US$5) per share (as adjusted to reflect any stock splits, reverse stock splits, stock dividends or other similar recapitalization affecting the Shares) (the "Base Price"), the difference between the price received by RM and the Base Price (the "Price Difference") shall be allocated as follows: (x) if the sale occurs prior to April 9, 1998, the Price Difference shall be allocated 75% to Synbiotics and 25% to RM, (y) if the sale occurs between April 9, 1998 and January 9, 1999, the Price Difference shall be allocated 50% to each party, and (z) if the sale occurs between January 9, 1999 and July 9, 2001, the Price Difference shall be allocated 25% to Synbiotics and 75% to RM. If the sale occurs after July 9, 2001, no proceeds of the sale shall be allocated to Synbiotics. The Price Difference, if any, shall be allocated, and Synbiotics shall be paid its share thereof, at the Closing of the sale of the Shares.

     3.   PURCHASE OPTIONS.
          ----------------

     3.1  Put Option.
          ----------

          (i) Commencing on the fourth anniversary of the date of this Agreement, RM shall have the right and option (the "RM Put Option"), exercisable at any time thereafter during the existence of this Agreement upon forty-five
(45) days' written notice to Synbiotics (and subject to any restrictions on the repurchase by Synbiotics of shares of Common Stock under credit agreements with Lenders providing the funds to purchase the RM Diagnostics shares), to require Synbiotics to purchase all or any portion of the Shares. The purchase price (the "Put Option Purchase Price") to be paid by Synbiotics in consideration of the sale and transfer of the Shares shall be Five US Dollars (US$5) per share (as adjusted for any stock splits, reverse stock splits, stock dividends or other similar recapitalization affecting the Shares).

          (ii) Within forty-five (45) days following receipt of the notice by Synbiotics of RM's exercise of the RM Put Option, Synbiotics, or its designee, shall purchase the Shares as to which the RM Put Option has been exercised for the Put Option Purchase Price. The payment of the Put Option Purchase Price shall be made by Synbiotics, or its designee, in US dollars by bank or certified check or, if requested by RM, by wire transfer to an account designated by RM, simultaneously with the receipt by Synbiotics of the certificates representing the Shares being purchased.

     3.2  Call Option.
          -----------

          (i) Commencing on the date of this Agreement, Synbiotics shall have the right and option (the "Synbiotics Call Option"), exercisable at any time during the existence of this Agreement, upon forty-five (45) days' written notice to RM, to require RM to sell to Synbiotics, or its designee, all or any portion of the Shares then owned by RM. The purchase price per share (the "Call Option Purchase Price") to be paid by Synbiotics to RM in consideration of the sale and transfer of the Shares shall be the greater of (x) the average closing sale price of a share of Synbiotics Common Stock on the Nasdaq National Market (or other principal stock exchange) for the 30 day period prior to the exercise of the Synbiotics Call Option, or (y) Five US Dollars (US$5) (as adjusted for any stock splits, reverse stock splits, stock dividends or other similar recapitalization affecting the Shares). Notwithstanding the foregoing, if the Synbiotics Call Option is exercised prior to the fourth anniversary of this Agreement and the Call

Option Purchase Price is greater than Five US Dollars (US$5) per share (as adjusted for any stock splits, reverse stock splits, stock dividends or other similar recapitalization affecting the Shares) (the "Call Base Price") the difference between the Call Option Purchase Price and the Call Base Price (the "Call Price Difference") shall be divided between Synbiotics and RM as follows:
(xx) if the Synbiotics Call Option is exercised prior to April 9, 1998, the Synbiotics Call Price Difference shall be allocated 75% to Synbiotics and 25% to RM; (yy) if the Synbiotics Call Option is exercised between April 9, 1998 and January 9, 1999, the Call Price Difference shall be allocated 50% to each party; and (zz) if the Synbiotics Call Option is exercised between January 9, 1999 and July 9, 2001, the Call Price Difference shall be allocated 25% to Synbiotics and 75% to RM. The Call Option Purchase Price adjusted to reflect the allocation of the Call Price Difference in accordance with the foregoing clause shall be the "Adjusted Call Option Purchase Price."

          (ii) Within thirty (30) days following delivery of the notice to RM by Synbiotics of its exercise of the Synbiotics Call Option, Synbiotics shall purchase the Shares as to which the Synbiotics Call Option has been exercised for the Call Option Purchase Price or the Adjusted Call Option Purchase Price, as applicable. The payment of the Call Option Purchase Price or the Adjusted Call Option Purchase Price shall be made by Synbiotics, or its designee, in US Dollars by bank or certified check, or, if requested by RM, by wire transfer to an account designated by RM, simultaneously with the receipt by Synbiotics of the certificates representing the Shares being purchased.

     3.3  Free and Clear.  It shall be the obligation of RM, in any delivery
          --------------
pursuant to Section 3.1 or 3.2 above, to deliver the applicable Shares free and clear of all pledges, security interests, liens, adverse claims, encumbrances and legends (except for those imposed by Synbiotics pursuant to this Agreement), with the stock certificate duly endorsed over to Synbiotics.

     3.4  Irrevocability of Exercise.  Any exercise of the RM Put Option or the
          --------------------------
Synbiotics Call Option shall be irrevocable and binding upon both parties unless otherwise agreed by both parties.

     3.5  Subordination of Rights.  If, at the time of exercise by RM of the RM
          -----------------------
Put Option, the loan agreement between Synbiotics, Banque Paribas as agent, and the Lenders from time to time thereunder (the "Senior Lenders"), dated as of the date hereof (as the same may be amended hereafter, the "Loan Agreement") is in effect and has not been terminated and all amounts thereunder paid in full, then the rights of RM to receive payment for any Shares upon exercise of the RM Put Option shall be subordinated to the rights of such Senior Lenders to receive payments on all amounts due under the Loan Agreement. In furtherance thereof, each of Synbiotics and RM hereby agrees to the terms of subordination set forth in Exhibit A hereto, all of which are incorporated by reference. The terms of this Section 3.5 and Exhibit A incorporated herein by reference are for the benefit of the Senior Lenders and may not be waived without there prior written consent as set forth in Exhibit A.

     4.   RESTRICTIVE LEGENDS.
          -------------------

          RM agrees that until the Shares are either registered in accordance with Section 2 hereof or are eligible for resale under Rule 144(k) under the Act, all certificates representing Shares owned by RM, or any legal representatives, successors or assigns of RM bound by this Agreement, shall have affixed thereto a legend in substantially the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          In addition, as long as the Shares are subject to this Agreement, they shall bear the following legend:

          "The shares of Common Stock represented by this certificate are subject to call options and transfer restrictions under a Stock Restriction and Rights Agreement dated July 1997."

     5.   TRANSFER OF SHARES.
          ------------------

     RM agrees that it shall not at any time transfer, sell or otherwise dispose of any of the Shares in a private sale or transfer to any third party whom Synbiotics reasonably believes to be a competitor of Synbiotics without the prior written consent of Synbiotics, which consent shall not be unreasonably withheld. Such prior written consent shall be deemed given if RM shall not have received any notice to the contrary at the end of the second business day following the day of deemed receipt of RM's notice that it intends to sell such shares.

     6.   PURCHASE OF ADDITIONAL COMMON STOCK.
          -----------------------------------

     RM agrees that, for so long as it (or any of its affiliates to which it has transferred Shares) shall own any of the Shares, neither RM nor any of RM's affiliates shall directly or indirectly purchase, offer to purchase or contract to purchase any shares of Common Stock either through a private sale or on the public market without the prior written consent of Synbiotics.

     7.   REPRESENTATIONS AND WARRANTIES OF RM.
          ------------------------------------

          RM represents and warrants to Synbiotics that:

     7.1 RM understands and acknowledges that the Shares have not been and will not be registered under the Act, and may not be offered or sold unless such securities are registered under the Act in accordance with Section 2 hereof, or such offer or sale is made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

     7.2 RM will acquire the Shares for its own account, for investment only, and not with a view to any public distribution of the Shares.

     7.3 RM has received all information it has requested, and all information it considers necessary to make a fully informed decision regarding whether to acquire the Shares.

     7.4 RM agrees that in addition to any other restrictions on sale, transfer or other disposal of the Shares it will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement, the Purchase Agreement or the Shares otherwise than in compliance with the Act, any applicable state securities or blue sky laws and the securities laws of any applicable jurisdictions outside the United States.

     8.   TERMINATION.
          -----------

          All of Synbiotics' obligations to register the Shares under this Agreement shall terminate on the fourth anniversary of this Agreement or immediately upon any transfer of Shares not accompanied by a permitted transfer of rights under Section 10 below. In the event that RM transfers all or a portion of the Shares to an unaffiliated third party, even if in accordance with
Section 5 above and Section 10 below, the RM Put Option and the Synbiotics Call Option shall terminate upon transfer with respect to the Shares so transferred.

     9.   PAYMENT OF EXPENSES.  Synbiotics agrees to reimburse RM for its
          -------------------
reasonable costs and expenses relating to the preparation and filing with the SEC and the principal stock market on which the Common Stock is traded of periodic statements required to report the beneficial ownership by RM and/or its Affiliates of Registrable Securities. The foregoing obligation shall expire on the earlier of (a) the fourth anniversary of the date of this Agreement or (b) the date on which RM and its Affiliates no longer own a sufficient number of Registrable Securities to be subject to such periodic reporting requirements.

     10.  TRANSFER OF RIGHTS.
          ------------------

          Except as provided in this Section 10, neither this Agreement nor the rights and obligations of the parties hereunder may be assigned without the prior written consent of the other party (which may be granted or withheld in the consenting party's sole discretion), except that Synbiotics may assign this Agreement, and its rights and obligations hereunder, to any person that acquires Synbiotics. Notwithstanding the foregoing, if RM transfers all of the Shares that it then holds to a single transferee in a private sale in compliance with
Section 5 above it may transfer the piggyback registration rights provided for in Section 2.2 above (and the related rights and obligations in Sections 2.3 through 2.11 above) to such transferee; provided that such transferee assumes
                                         --------
in writing all of the obligations of RM under such Sections 2.2 through 2.11 as a condition to the transfer of such rights; and provided further that any
                                                -------- -------
transferee of such registration rights shall have no right to further transfer such rights to any person to whom it subsequently transfers Shares.

     11.  GENERAL.
          -------

          11.1   Notices.
                 -------

          All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be sufficiently given if delivered personally or sent by confirmed telecopier or international courier, addressed as follows or to such other address of which the parties may have given notice.


                                 To:  Synbiotics Corporation
                                      11011 Via Frontera
                                      San Diego, CA 92127
                                      U.S.A
                                      Attention: Kenneth Cohen
                                      (fax: (1) 619-451-5719)

                            Copy to:  Brobeck Phleger & Harrison
                                      550 West C Street
                                      Suite 1300
                                      San Diego, CA 92101
                                      Attention:  Hayden J. Trubitt
                                      (fax: (1) 619-236-1403)

                                 To:  Rhone Merieux S.A.
                                      29, avenue Tony Garnier
                                      69348 - Lyon CEDEX 07
                                      FRANCE
                                      Attention: Mr. B. Adelus
                                      (fax: (33) 4-272-3240)

                            Copy to:  Jurifib S.A.
                                      37, rue de la Republique
                                      Lyon,  69002
                                      FRANCE
                                      Attention: Maitre B. Jacquet
                                      (fax: (33) 4-7460-2516)

          Notices provided in accordance with this Section 11.1 shall be deemed received (i) on the date delivered, if delivered personally or actually received or (ii) two business days after being sent, if sent by confirmed telecopy or international courier.

          11.2 Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings relating to such subject matter.

          11.3 Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.4 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          11.5 Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          11.6 Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the internal laws of the State of New York.

          11.7 Language.  The English language version of this Agreement shall
               --------
control any version in any other language.

          11.8 Drafting Party.  This Agreement has been negotiated, proposed,
               --------------
examined and reviewed by both parties and their lawyers. No implication shall be drawn and no provision shall be construed against either party by virtue of the identity of the drafter of this Agreement or of any portion thereof.

          11.9 Arbitration.  Any dispute arising in connection with the
               -----------
present Agreement that cannot be settled between the parties shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall take place in Geneva, Switzerland, and shall be conducted in the English language.

     Executed as of the date first written above.


                                  SYNBIOTICS CORPORATION


                                  By:  /s/ Kenneth M. Cohen
                                       -------------------------------
                                  Title:  President and Chief Executive Officer



                                  RHONE MERIEUX S.A.S.


                                  By:  /s/ Phillipe Martin-Jarand
                                       -------------------------------
                                  Title:

                                   EXHIBIT A
                                   ---------


                             FORM OF SUBORDINATION


          The Put Option Debt (as defined below) subject to the terms hereof is hereby subordinated and subject in right of payment to the prior payment in full of all Senior Debt, as defined herein. Rhone Merieux S.A.S. societe par actions simplife ("RM"), as the obligee of the Put Option Debt (the "Creditor") agrees to and shall be bound by all the provisions of this Subordination Form relating to the subordination of the Put Option Debt to the Senior Debt. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement dated July 9, 1997 by and among Synbiotics Corporation ("Synbiotics") as Borrower, the Banks from time to time party thereto, and Banque Paribas as Agent (the "Agreement").

          a. As used herein, the term "Senior Debt" shall mean (1) all amounts now or hereafter owing, created or incurred to the Banks, under or with respect to the Agreement, and (2) with respect to all of the foregoing amounts, any interest rate accruing thereon at the legal rate after the commencement of any proceeding under the United States Bankruptcy Code (the "Bankruptcy Code") by or against any obligor on the Senior Debt (herein, a "Proceeding"), and any additional interest that would have accrued thereon but for the commencement of such Proceeding. The term "Debtor" shall mean Synbiotics, and each other present or future obligor or guarantor of the Senior Debt.

          b. As used herein, the term "Put Option Debt" shall mean (1) the obligation to pay the Put Option Purchase Price as set forth in Section 3 of the Stock Restriction and Rights Agreement to which this exhibit is attached, (2) all fees, expenses and other indebtedness, obligations and liabilities of Synbiotics whether now or here after owing, incurred or created, under or with respect to the Put Option Debt, (3) any restructuring, refinancing or refunding of any Put Option Debt referred to in gations and liabilities incurred in connection therewith, and (4) with respect to all of the foregoing amounts, any interest accruing thereon at the legal rate after the commencement of any Proceeding, and any additional interest that would have accrued thereon but for the commencement of such Proceeding.

          c. All Put Option Debt shall be and hereby is expressly made subordinate and junior in right of payment to all Senior Debt to the extent and in the manner provided in this Subordination Form and the Creditor agrees to be bound by the provisions contained herein relating to the subordination of the Put Option Debt to the Senior Debt (herein collectively, the "Subordination Provisions"). The Subordination Provisions are made for the benefit of the holders of the Senior Debt, and such holders are hereby made obligees hereunder with the same effect as if their names were written as such in this Subordination Form and any such holder or all of them may proceed to enforce the Subordination Provisions. Senior Debt shall continue to constitute Senior Debt for all purposes and the Subordination Provisions shall continue to apply to such Senior Debt, notwithstanding the fact that such Senior Debt or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the Bankruptcy Code or other applicable law.

          d.  In the event of any Proceeding:

              (1) All Senior Debt shall first be paid in full or such payment shall have been provided for, before any payment or distribution, whether in cash, securities or other property, shall be made to the Creditor on account of the Put Option Debt.

              (2) Any payment or distribution of any kind or character, whether in cash, securities or other property, which would otherwise (but for the Subordination Provisions) be payable or deliverable in respect of any Put Option Debt shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or other person making the payment or delivery or designated by any holder of any Senior Debt) for application in payment of the Senior Debt, until all Senior Debt shall have been paid in full or such payment shall have been provided for. Nothing in the foregoing sentence shall be deemed to release Synbiotics from its obligations with respect to the Put Option Debt.

              (3) The holders of the Senior Debt shall be entitled to vote all claims of the Creditor in respect of the Put Option Debt in connection with any Proceeding, provided that in the event the holders of Senior Debt are not
            --------
permitted, or elect not to, vote all or any portion of their claims in respect of the Put Option Debt, (i) the Creditor shall not exercise or shall refrain from exercising any voting rights it may have relating to such Proceeding if such action would have a Material Adverse Effect on the rights of the holders of Senior Debt and (ii) the Creditor shall give the holders of Senior Debt at least ten Business Days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such rights.

              (4) In connection with any Proceeding, the Creditor irrevocably authorizes the holders of the Senior Debt, or any of them, to demand, sue for, collect and receive all payments and distributions to the extent required in paragraph (d)(2) hereof, to give acquittance therefor and to take such other actions as such holders of the Senior Debt may deem necessary or advisable for the enforcement of the subordination provisions contained in this Subordination Form. The Creditor further agrees duly and promptly to take such action as may be requested at any time or from time to time by the holders of the Senior Debt at the expense of such holders, to file appropriate proofs of claim in respect of the Put Option Debt, and to execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as may be requested by the holders of the Senior Debt, all as may be necessary or advisable to enable such holders of the Senior Debt to enforce any and all claims upon or in respect of the Put Option Debt and to receive any and all payments or distributions to the extent required in paragraph (d)(2) hereof.

          e. Upon the happening of an Event of Default (as defined in the Agreement) (other than in circumstances when the provisions of paragraph (d) are applicable), then, unless and until such Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise by debtor) shall be made or agreed to be made on account of the Put Option Debt, or as a sinking fund for the Put Option Debt, or in respect of any redemption, retirement, purchase or other acquisition by debtor of the Put Option Debt.

          f. If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Creditor in contravention of any of the Subordination Provisions and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Creditor to endorse or assign any such payment, distribution or security, each holder of any Senior Debt is hereby irrevocably authorized to endorse or assign the same.

          g. (1) The rights under the Subordination Provisions of the holders of the Senior Debt as against the Creditor shall remain in full force and effect without regard to, and shall not be impaired or affected by:

              (A) any act or failure to act on the part of any Debtor; or

              (B) any extension or indulgence in respect of any payment or prepayment of any Senior Debt or any part thereof or in respect of any other amount payable to any holder of any Senior Debt; or

              (C) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of any of the terms of the Senior Debt or any other agreement which may be made relating to the Senior Debt including, without limitation any amendment, waiver or supplement (I) increasing the interest rate payable with respect to the Senior Debt, (II) making more restrictive any covenant, default, or event of default applicable to any Debtor under the Agreement, or any other agreements under which the Senior Debt is outstanding, (III) effecting a restructuring increasing the aggregate principal amount of Senior Debt outstanding at the time of such action or failure to act over the aggregate principal amount of the Senior Debt outstanding on the Closing Date under the Agreement or (IV) increasing any charges or other amounts payable under or with respect to the Senior Debt; or

              (D) any exercise or non-exercise by the holder of any Senior Debt of any right, power, privilege or remedy under or in respect of such Senior Debt, the Agreement or the Subordination Provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of the Senior Debt, the Agreement, any other credit document or the Subordination Provisions, or any receipt by the holder of any Senior Debt of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of the Senior Debt; or

              (E) any merger, amalgamation or consolidation of any Debtor or any affiliate thereof into or with any other person or entity, or any sale, lease or transfer of any or all of the assets of any Debtor or any partner or affiliate thereof to any other person or entity; or

              (F) absence of any notice to, or knowledge by, the Creditor of the existence or occurrence of any of the matters or events set forth in the foregoing subparagraphs (A) through (E); or

              (G) any other circumstances except as otherwise expressly agreed by the holders of Senior Debt in writing.

              (2) The Creditor unconditionally waives (a) notice of any of the matters referred to in paragraph (g)(1) above, (b) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Debt against any Debtor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any Senior Debt, and notice of any failure on the part of any Debtor to perform and comply with any covenant, agreement, term or condition of the Senior Debt, (c) any right to the enforcement, assertion or exercise by any holder of any Senior Debt of any right, power, privilege or remedy conferred in such Senior Debt, the Agreement or any other credit document, or otherwise, (d) any requirement of diligence on the part of any holder of any of the Senior Debt,
(e) any requirement on the part of any holder of any Senior Debt to mitigate damages resulting from any default under the Senior Debt, the Agreement or any other credit document, and (f) any notice of any sale, transfer or other disposition of any Senior Debt by any holder thereof.

          h. The obligations of the Creditor under the Subordination Provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt, or any other payment to any holder of any Senior Debt in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Debt upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Debtor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          i. Subject to the rights of the holders of the Senior Debt as set forth in the Subordination Provisions, nothing contained herein shall (i) impair, as between any Debtor and the Creditor, the obligation of such Debtor to pay to the Creditor, all amounts payable in respect of the Put Option Debt as and when the same shall become due and payable in accordance with the terms of this Subordination Form and (ii) given the prior written consent of the Required Banks (made in their reasonable judgment taking into account the credit status of the Borrower but otherwise not to be unreasonably withheld), prevent the Creditor from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or event of default under any agreement relating to the Put Option Debt.

          j. The Creditor shall have no subrogation or other rights as the holder of a Senior Debt, and the Creditor hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for the Put Option Debt, until such time as all holders of the Senior Debt shall have received payment in full and all of the obligations of the Debtors under the Senior Debt and the other credit documents shall have been duly performed. From and after the time at which all holders of the Senior Debt have received payment in full, the Creditor shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Put Option Debt shall have been paid in full, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the Creditor would have been entitled except for the Subordination Provisions shall, as between such Debtor and its other creditors other than the holders of the Senior Debt, on the one hand, and the Creditor, on the other, be deemed to be payment or distribution by any Debtor to or on account of the Senior Debt.

          k.  The Creditor agrees and undertakes that:

              (1) Without the prior written consent of the Required Banks, the Creditor will not receive any payment in respect of the Put Option Debt, accelerate, collect or enforce all or any portion of the Put Option Debt, take any action to foreclose or realize upon any collateral securing the Put Option Debt or enforce any subordinated debt agreement or other agreement to take any action to commence a Proceeding against any Debtor; provided that anything in the Subordination Provisions to the contrary notwithstanding:

                  (A) in the event that any Proceeding is commenced by or against such Debtor, the Creditor may appear as a party in such action or proceeding and assert and perfect its rights with respect to the Put Option Debt; provided that, in so acting, the Creditor shall recognize the rights of the holders of Senior Debt under the Subordination Provisions, including, without limitation, the right to vote the claim represented by the Put Option Debt to the extent necessary to enforce the Subordination Provisions; and

                  (B) so long as no Event of Default has occurred and is continuing, the Creditor may receive payments in respect of the Put Option Debt in accordance with the terms thereof; provided such payments are not prohibited by the terms of the Senior Debt.

              (2) If the Creditor, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or proceeding against any Debtor, such Debtor may interpose as a defense or plea the Subordination Provisions, and any holder of any Senior Debt may intervene and interpose such defense or plea in its own name or in the name of such Debtor, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of the Put Option Debt in its own name or in the name of such Debtor, as the case may be, in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding.

              (3) The Creditor will not take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of such Debtor, whether as a result of any administrative, legal or equitable action, or otherwise, in violation of tile Subordination Provision.

              (4) Except as expressly provided in this Subordination Form, without the prior written consent of the Required Banks, the Creditor will not commence, prosecute or participate in (i) an administrative, legal or equitable action against such Debtor relating to the Put Option Debt or (ii) any other administrative, legal or equitable action relating to the Put Option Debt.

              (5) The Creditor irrevocably appoints Banque Paribas (or any successor agent on behalf of the Banks in respect of the Senior Debt) (the "Agent") an attorney-in-fact for the Creditor with full authority in the place and stead of the Creditor and in the name of the Creditor or otherwise, from time to time to take any action and to execute any instrument which the Agent may deem necessary or advisable to give effect to the Subordination Provisions.

          l. For all purposes hereof, Senior Debt shall not be deemed paid in full until all obligations in respect thereof shall have been fully satisfied in cash denominated in U.S. dollars.

          m. Synbiotics hereby agrees to provide RM with any notice that RM might otherwise be entitled to receive but for the waiver contained in Section g(2) of this Subordination Agreement, including, without limitation, notice of any amendment, waiver or modification described in Section g(l)(C) of this Subordination Agreement.